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                    GATEWAY ENERGY CORPORATION & SUBSIDIARIES
                                   EXHIBIT 11
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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
                                                                    FISCAL YEAR ENDED FEBRUARY 28,
                                                              -------------------------------------------
                                                                    1999                        1998
                                                              ----------------          -----------------
Weighted average number of common shares
      outstanding                                                  14,841,630                   14,318,900

Add shares issuable pursuant to warrant
      agreements less shares assumed                                        -                        9,800 (1)
      repurchased at the average market price

Add shares issuable pursuant to stock
      options less shares assumed repurchased
      at the average market price                                       1,955 (1)                      100 (1)

Add shares issuable from assumed conversion
      of convertible notes                                            271,400 (1)                  861,500 (1)
                                                              ----------------            -----------------
Tentative number of shares for computation
      of fully diluted earnings per share                          15,114,985                   15,190,300
                                                              ----------------            -----------------
                                                              ----------------            -----------------

Loss applicable to common stock                                    (2,193,083)                  (1,176,800)
Add back interest expense for convertible
      promissory notes assumed converted                               31,480 (1)                   66,300 (1)
                                                              ----------------            -----------------
Tentative earnings (loss) for computation
      of fully diluted earnings per share                        $ (2,161,603)                $ (1,110,500)
                                                              ----------------            -----------------
                                                              ----------------            -----------------

Basic loss per common share                                           $ (0.14)                     $ (0.08)
                                                              ----------------            -----------------
                                                              ----------------            -----------------

Fully diluted loss per common share                                   $ (0.14)                     $ (0.08)
                                                              ----------------            -----------------
                                                              ----------------            -----------------
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(1) Not used in fully diluted earnings per share calculations as effect would be antidilutive.